                                                                   Exhibit 23.1

             INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors
Hosiery Corporation of America
Bensalem, Pennsylvania

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-07197 on Form S-1 of Hosiery Corporation of America, Inc. (the "Company") of our report dated March 5, 1999, (except for Note 24, as to which the date is March 26, 1999) appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial and Other Data" and "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of the Company, listed in Item 16. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Philadelphia, Pennsylvania

May 25, 1999